$20,000.00 (U.S.)

Dated: February 25, 2011

PROMISSORY NOTE

FOR VALUE RECEIVED, Trafalgar Resources, Inc. (“Maker” or the "Company"), promises to pay to ANTHONY BRANDON ESCOBAR (“Holder”), or order, twenty thousand dollars ($20,000.00).

1.

Payments.  The principal on the obligation represented hereby shall be repaid in full at the earlier of February 1, 2015, or the merger, reorganization or acquisition between the Company and another corporation or entity or any change of control of the Company where either a majority of current management resigns or is terminated or the majority of ownership of the Company changes, through a lump sum payment of interest and principal.  All payments shall first be made to interest and then to a reduction of principal.

2.

Interest.  The obligation shall bear simple interest at the rate of four and three quarter percent (43/4%) per annum; provided however, any amount not paid in full as of February 1, 2015 or upon default as defined herein shall bear interest thereafter at the rate of twelve percent (12%) per annum until paid.

3.

Type and place of Payments.  Payment of principal and interest shall be made in lawful money of the United States of America to the above named holder at its offices in Salt Lake City, Utah, or order.

4.

Prepayment.  Advance payment or payments may be made on the principal and interest, without penalty or forfeiture.  There shall be no penalty for any prepayment.

5.

Default.  Upon the occurrence or during the continuance of any one or more of the events hereinafter enumerated, Holder or the holder of this Note may forthwith or at any time thereafter during the continuance of any such event, by notice in writing to the Maker, declare the unpaid balance of the principal and interest on the Note to be immediately due and payable, and the principal and interest shall become and shall be immediately due and payable without presentation, demand, protest, notice of protest, or other notice of dishonor, all of which are hereby expressly waived by Maker, such events being as follows:

(a)

Default in the payment of the principal and interest of this Note or any portion thereof when the same shall become due and payable, whether at maturity as herein expressed, by acceleration, or otherwise, unless cured within five (5) days after notice thereof by Holder or the holder of such Note to Maker;

(b)

Maker shall file a voluntary petition in bankruptcy or a voluntary petition seeking reorganization, or shall file an answer admitting the jurisdiction of the court and any material allegations of an involuntary petition filed pursuant to any act of Congress relating to bankruptcy or to any act purporting to be amendatory thereof, or shall be adjudicated bankrupt, or shall make an assignment for the benefit of creditors, or shall apply for or consent to the appointment of any receiver or trustee for Maker, or of all or any substantial portion of its property, or Maker shall make an assignment to any agent authorized to liquidate any substantial part of its assets; or

(c)

An order shall be entered pursuant to any act of Congress relating to bankruptcy or to any act purporting to be amendatory thereof approving an involuntary petition seeking reorganization of the Maker, or an order of any court shall be entered appointing any receiver or trustee of or for Maker, or any receiver or trustee of all or any substantial portion of the property of Maker, or a writ or warrant of attachment or any similar process shall be issued by any court against all or any substantial portion of the property of Maker, and such order approving a petition seeking reorganization or appointing a receiver or trustee is not vacated or stayed, or such writ, warrant of attachment, or similar process is not released  or bonded within 60 days after its entry or levy.

6.

Conversion.   Subject to, and in compliance with, the provisions contained herein, the Holder of this Note is entitled, at its or his option, at any time prior to maturity or payment, or in case this Note or some portion hereof shall have been called for prepayment or considered in default under paragraph 5 hereof, then, in respect of this Note or such portion hereof, to convert this Note (or any portion of the principal amount hereof), into validly issued, fully paid and nonassessable shares (calculated as to each conversion to the nearest share) of common stock of the Company (the “Common Stock” or “Shares”) at the rate of one share for each $0.20 per share of principal and accrued but unpaid interest of the Note, subject to such adjustment in such conversion price, if any, as may be required by the provisions of this Note, by surrender of this Note, duly endorsed (if so required by the Company) or assigned to the Company or in blank, to the Company at its offices, accompanied by written notice to the Company, that the Holder hereof elects to convert this Note or, if less than the entire principal amount hereof is to be converted, the portion hereof to be converted.  On conversion, no adjustment for interest is to be made, but if any Holder surrenders this Note for conversion between the record date for the payment of any installment of interest and the next interest payment date, the holder of such Note when surrendered for conversion shall be entitled to payment of the interest thereon from the last preceding record date for interest through the date of conversion which the registered holder is entitled to receive on such conversion date.  No fraction of Shares will be issued on conversion, but instead of any fractional interest, the Company will pay cash adjustments as provided herein. Following receipt of the written notice of intention to convert the Note, the Company shall take such steps as it deems appropriate to permit conversion of the Note as specified herein without registration or qualification under applicable federal and state securities laws.  The Shares this Note shall be converted into shall be after taking into affect any stock splits, recapitalizations or other changes in the Company's common stock prior to a merger or acquisition with an operating entity.

7.

Attorneys’ Fees.  If this Note is placed with an attorney for collection, or if suit be instituted for collection, herein, then in such event, the undersigned agrees to pay reasonable attorneys’ fees, costs, and other expenses incurred by holder in so doing.

8.

Construction.  This Note shall be governed by and construed in accordance with the laws of the State of Utah.

Trafalgar Resources, Inc.

By: /s/Anthony P. Colletti

     A Duly authorized Officer